                                                            April 13, 2000


Interleaf, Inc.
62 Fourth Avenue
Waltham, Massachusetts 08457


                  Re: Registration Statement of Interleaf, Inc.
                      PURSUANT TO RULE 462(b)

Ladies and Gentlemen:

                  We have acted as counsel to Interleaf, Inc., a Massachusetts corporation ("INTERLEAF"), in connection with the preparation of the Registration Statement on Form S-4 filed pursuant to Rule 462(b) (the "RULE 462(b) FILING") under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the Registration Statement on Form S-4 (File No. 333-31756) (the "ORIGINAL REGISTRATION STATEMENT" and, together with the Rule 462(b) Filing, the "REGISTRATION STATEMENTS") filed by BroadVision, Inc., a Delaware corporation ("BROADVISION"), with the Securities and Exchange Commission (the "COMMISSION") under the Securities Act, on April 13, 2000 and March 6, 2000, respectively, with respect to the Agreement and Plan of Merger, dated January 26, 2000 (the "MERGER AGREEMENT"), among BroadVision, Infiniti Acquisition Sub, a Massachusetts corporation and a wholly- owned subsidiary of BroadVision ("INFINITI"), and Interleaf, and the merger (the "MERGER") contemplated thereby. All capitalized terms used herein, unless otherwise specified, shall have the same meanings as set forth in the Registration Statements.

                  In connection with our opinion, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Merger Agreement, the Registration Statements and such other documents, certificates and records as we

Interleaf, Inc.
April 13, 2000
Page 2


have deemed necessary or appropriate as a basis for the opinion set forth below. We have assumed that the Merger will be consummated in accordance with the Merger Agreement, the Registration Statements and such other documents, certificates and records and that statements as to factual matters contained therein are true, correct and complete and will continue to be true, correct and complete through the Effective Time of the Merger. In rendering our opinion, we have also relied upon statements and representations of officers and other representatives of BroadVision, Infiniti and Interleaf and have assumed that such statements and representations are true without regard to any qualification as to knowledge or belief and will continue to be true without regard to any qualification as to knowledge or belief through the Effective Time of the Merger.

                  For purposes of our opinion, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. We have also assumed that the Merger will qualify as a statutory merger under the laws of the Commonwealth of Massachusetts.

                  In rendering our opinion, we have relied upon the Internal Revenue Code of 1986, as amended, Treasury Regulations, judicial decisions, published positions of the Internal Revenue Service and such other authorities as we have considered relevant, all as in effect as of the date of this opinion and all of which are subject to differing interpretations or change at any time (possibly with retroactive effect). A change in the authorities upon which our opinion is based could affect our conclusions.

                  Based upon and subject to the foregoing, we are of the opinion that although the discussion set forth in the Original Registration Statement under the heading "Certain U.S. Federal Income Tax Considerations," which discussion is incorporated by reference in the Rule 462(b) Filing, does not purport to summarize all possible United States federal income tax consequences applicable to the Merger, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences generally applicable to a stockholder of Interleaf common stock who participates in the Merger.

                  We express no opinion as to United States federal income tax

Interleaf, Inc.
April 13, 2000
Page 3


consequences other than as set forth above or as to any state, local or foreign tax consequences. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of changes of the facts stated or assumed herein or any subsequent changes in applicable law.

                  We hereby consent to the filing of this opinion as Exhibit
8.2 to the Rule 462(b) Filing. We also consent to the use of our name as set forth in the Original Registration Statement under the heading "Legal Matters," which is incorporated by reference in the Rule 462(b) Filing. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.


                                    Very truly yours,

                                    /s/ Skadden, Arps, Slate, Meagher & Flom LLP